SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 10, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Divestiture of TRISENOX Assets

On June 10, 2005, Cell Therapeutics, Inc. (the “Corporation”) signed an acquisition agreement pursuant to which it agreed to sell TRISENOX and all assets related thereto (the “TRISENOX Assets”) to Cephalon, Inc. (“Cephalon”) (the “Acquisition Agreement”).

The Acquisition Agreement provides that at the closing of the transaction, Cephalon will pay $69.5 million (the “Initial Payment”) in exchange for the TRISENOX Assets, including the capital stock of two wholly-owned subsidiaries of the Corporation, Cell Therapeutics (UK) Limited, a United Kingdom corporation (“CTUK”), and PolaRx Pharmaceuticals, Inc., a Delaware corporation (“PolaRx”), and will assume certain liabilities of the Corporation relating to the TRISENOX Assets in exchange for the related assets. In addition, the Acquisition Agreement provides for up to an additional $100 million in payments upon achievement of specified sales and development milestones. The Initial Payment is subject to a post-closing working capital adjustment. Pursuant to the terms of the Acquisition Agreement, the Corporation shall provide transitional services to Cephalon related to the TRISENOX Assets for a period of six (6) months post-closing, which period may be extended under certain circumstances to an aggregate period of nine (9) months post-closing. The Acquisition Agreement also includes customary representations and warranties, covenants, indemnification and termination provisions.

Under the terms of the Financing Agreement between Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc. (“PharmaBio”) dated as of December 21, 2004, as amended (the “Financing Agreement”), the Corporation is required to use a portion of the proceeds from the sale of the TRISENOX Assets to repay PharmaBio.

The closing of the Acquisition Agreement and sale of the TRISENOX Assets is conditioned upon clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, repayment to PharmaBio and termination of the Financing Agreement, and other customary closing conditions. The transaction does not require the approval of the Corporation’s shareholders.

The description of the terms and conditions of the Acquisition Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement attached hereto as Exhibit 10.1 and incorporated herein by this reference.

On June 13, 2005, the Corporation issued a press release announcing entry into the Acquisition Agreement. The press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

10.1	Acquisition Agreement by and among Cell Therapeutics, Inc, CTI Technologies, Inc. and Cephalon, Inc. dated as of June 10, 2005.

99.1	Press Release dated June 13, 2005 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: June 13, 2005	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
10.1	Acquisition Agreement by and among Cell Therapeutics, Inc, CTI Technologies, Inc. and Cephalon, Inc. dated as of June 10, 2005.

99.1	Press Release dated June 13, 2005 of Cell Therapeutics, Inc.